Exhibit 99.1

RR DONNELLEY REPORTS THIRD QUARTER 2017 RESULTS

Chicago, October 31, 2017 – R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD”) today reported financial results for the third quarter 2017. Unless otherwise noted, today’s results represent RRD following the October 1, 2016 spinoffs of LSC Communications, Inc. (“LSC”) and Donnelley Financial Solutions, Inc. (“Donnelley Financial”) which are presented as discontinued operations for periods prior to October 1, 2016. Further, all references to the number of shares and per share amounts have been retroactively adjusted to give effect to the one-for-three reverse stock split which took place October 1, 2016 immediately following the spinoffs.

Key financial highlights include:

	Q3 2017	Q3 2016	% Change
Net sales	$1.73 billion	$1.73 billion	0.5%
Income from operations	$35.9 million	$84.0 million	(57.3%)
Net earnings (loss) attributable to common stockholders - continuing operations	$(8.0) million	$22.0 million	nm
Diluted earnings (loss) per share	$(0.11)	$0.31	nm
Income from operations - Non-GAAP(1)	$69.7 million	$76.4 million	(8.8%)
Net earnings attributable to common stockholders - continuing operations - Non-GAAP(1)	$21.1 million	$12.8 million	64.8%
Diluted earnings per share - Non-GAAP(1)	$0.30	$0.18	66.7%
(1)

Non-GAAP income from operations, net earnings (loss) attributable to common stockholders - continuing operations and diluted earnings (loss) per share exclude restructuring, impairment, acquisition related expenses, net gain on investments, pension settlement charges, loss on debt extinguishments, OPEB curtailment gains, net loss on disposal of businesses and other charges, as applicable.  See pages 9 and 10 for a complete listing of items excluded and a reconciliation of GAAP income from operations, net earnings (loss) attributable to common stockholders - continuing operations and diluted earnings (loss) per share to non-GAAP income from operations, net earnings (loss) attributable to common stockholders - continuing operations and diluted earnings (loss) per share.

"We delivered solid results for the quarter with growth in both our net sales and non-GAAP diluted earnings per share," said Dan Knotts, RRD's President and Chief Executive Officer. "Through our ongoing focus on cost reduction initiatives and capital structure improvements, along with lower taxes, we were able to more than offset the negative impact of changes in foreign exchange rates and the devastating hurricanes in the south. We are now in the midst of our busiest time of the year, and we are focused on delivering a strong finish to 2017."

Third Quarter 2017 Highlights

Net sales in the quarter were $1.73 billion, up $9.3 million or 0.5% from the third quarter of 2016. On an organic basis, consolidated net sales decreased 0.4% driven by volume growth in the International and Strategic Services segments and favorable changes in fuel surcharges which were more than offset by net volume declines in the Variable Print segment, lower postage pass through sales in the Strategic Services segment and modest price erosion across all segments.

Gross profit in the third quarter of 2017 was $324.4 million or 18.7% of net sales versus $364.2 million or 21.1% of net sales in the prior year quarter. The positive impact from our cost reduction initiatives was more than offset by an OPEB curtailment gain in the prior year period and unfavorable mix, modest price pressure, start-up costs related to a new facility in Asia and higher costs of transportation as a result of the hurricanes in the current period.

Selling, general and administrative expenses (“SG&A”) of $207.7 million, or 12.0% of net sales, in the third quarter of 2017 decreased from $218.1 million, or 12.6% of net sales, in the prior year. The improvement was primarily due to higher allocated costs from the pre-spin operations in the prior year period, cost reduction initiatives and a legal settlement which were partially offset by unfavorable changes in foreign exchange rates and higher variable incentive compensation expense.

Income from operations of $35.9 million in the third quarter decreased $48.1 million from $84.0 million in the 2016 quarter. The prior year period included the OPEB curtailment gain and restructuring charges while the current period included a goodwill impairment charge in Digital and Creative Solutions, which is part of the Strategic Services segment, and restructuring charges. Non-GAAP income from operations of $69.7 million, or 4.0% of net sales, decreased $6.7 million from $76.4 million, or 4.4% of net sales, reported in the prior year period primarily due to unfavorable changes in foreign exchange rates of $7.8 million and lower gross profit, partially offset by lower SG&A and depreciation and amortization expense.

Net loss attributable to common stockholders from continuing operations of $8.0 million in the third quarter compared to net earnings of $22.0 million in the third quarter of 2016. The third quarter of 2017 included a loss on debt extinguishments primarily related to the amendment of the Company’s credit agreement and a net gain on investments resulting from the debt-for-equity exchange of the remaining portion of the Company’s retained shares of common stock of Donnelley Financial for certain of its outstanding senior notes. Non-GAAP net earnings attributable to common stockholders from continuing operations was $21.1 million, an increase of $8.3 million compared to net earnings of $12.8 million in the third quarter of 2016, primarily driven by a lower effective tax rate and lower interest expense partially offset by lower income from operations.

Third quarter 2017 diluted loss per share attributable to common stockholders from continuing operations was $0.11 compared to diluted earnings per share of $0.31 from the third quarter of 2016. Non-GAAP diluted earnings per share attributable to common stockholders from continuing operations was $0.30 in 2017 compared to diluted earnings per share of $0.18 in 2016.

Key financial highlights by segment include:

	Three Months Ended September 30,
	Variable Print		Strategic Services		International		Corporate
($ in millions)	2017	2016	2017	2016	2017	2016	2017	2016

Net sales	$767.5	790.3	443.7	445.0	523.7	490.3	—	—
Income (loss) from operations	39.3	50.1	(14.8)	13.3	20.6	36.0	(9.2)	(15.4)
Operating margin %	5.1%	6.3%	-3.3%	3.0%	3.9%	7.3%

Non-GAAP income (loss) from operations (1)	43.5	52.0	7.3	14.6	22.8	36.7	(3.9)	(26.9)
Non-GAAP operating margin % (1)	5.7%	6.6%	1.6%	3.3%	4.4%	7.5%

(1) Refer to page 11 for GAAP to Non-GAAP reconciliations by segment

VARIABLE PRINT:

Net sales decreased 2.9% from the third quarter of 2016 primarily due to volume decreases in Commercial and Digital Print and Direct Mail, partially offset by volume increases in Statement Printing and Labels.

Income from operations was down $10.8 million versus the prior year third quarter. Non-GAAP income from operations was down $8.5 million versus the third quarter of 2016 primarily due to lower volume and unfavorable mix in Commercial and Digital Print, modest price declines and higher actual costs in the current period versus allocated costs from the pre-spin operations in the prior year period which more than offset increases primarily in Statement Printing and Labels.

STRATEGIC SERVICES:

Net sales in the quarter decreased 0.3% from the third quarter of 2016. Volume increases and slightly higher fuel surcharges in Logistics were more than offset by lower postage pass through sales of $19.4 million and lower volume in Sourcing.

Income from operations was down $28.1 million compared to the prior year quarter. The third quarter of 2017 included an impairment charge of $21.3 million related to goodwill in the Digital and Creative Solutions reporting unit. Non-GAAP income from operations was down $7.3 million versus the third quarter of 2016 due to higher costs of transportation partially related to the recent hurricanes, unfavorable mix and modest price declines.

INTERNATIONAL:

Net sales grew 6.8% from the third quarter of 2016 primarily due to significant volume increases in Asia, partially offset by volume declines primarily in Global Turnkey Solutions and modest price erosion in Asia.

Income from operations declined $15.4 million compared to the prior year quarter. Non-GAAP income from operations decreased $13.9 million as compared to the third quarter of 2016 primarily due to lower volume in Global Turnkey Solutions, unfavorable changes in foreign exchange rates, modest price declines, cost inflation, higher actual costs in the current period versus allocated costs from the pre-spin operations in the prior year period and start-up expenses associated with the new packaging business in Asia, all of which were partially offset by higher volume in Asia.

CORPORATE:

Unallocated corporate expenses were down $6.2 million versus the prior year quarter which included an OPEB curtailment gain of $19.6 million. Non-GAAP unallocated corporate expenses were down $23.0 million from the third quarter of 2016 which included higher allocated costs from the pre-spin operations.  In addition, cost reduction initiatives, lower healthcare costs and a favorable legal settlement were partially offset by unfavorable changes in foreign exchange rates and lower pension and other postretirement benefits income.

Other Highlights

Cash used in operating activities in the first nine months of 2017 was $12.6 million compared to cash provided by operating activities of $7.8 million in the comparable prior year period. The 2017 amount includes $9 million of spinoff-related cash payments. Capital expenditures in the first nine months of 2017 were $77.2 million versus $147.9 million in the comparable prior year period which included $49.0 million related to discontinued operations.  Prior year cash flow amounts include the activities of LSC and Donnelley Financial and have not been restated.

On September 29, 2017, the Company entered into an asset-based amended and restated revolving credit facility of up to $800 million, subject to a borrowing base.

As of September 30, 2017, cash on hand was $225.8 million and total debt outstanding was $2.25 billion, including $350.0 million drawn against the credit facility. Availability under the credit facility was $384.9 million at September 30, 2017.

2017 Full Year Guidance

The Company revised its 2017 full year guidance with the following highlights.

	Current Guidance	Previous Guidance	Twelve Months Ended
	October 31, 2017	August 1, 2017	December 31, 2016
Net sales(1)	$6.80 billion to $6.90 billion	$6.80 billion to $7.00 billion	$6.83 billion
Non-GAAP adjusted EBITDA(2)	$475 million to $485 million	$475 million to $505 million	$488.3 million
Non-GAAP income from operations(2)	$280 million to $290 million	$275 million to $300 million	$284.1 million
Non-GAAP diluted EPS(2)	$1.10 to $1.23	$1.00 to $1.30	$0.69
Capital expenditures (3)	Approximately $105 million	$100 million to $115 million	$172.1 million
Cash flow from operations (3)	$210 million to $240 million	$230 million to $280 million	$125.2 million

(1)

Current guidance for net sales has been reduced by approximately $80 million associated with the annualized adjustment for accounting correction for certain contracts with an inventory buy-back option in the Asia reporting unit, which is part of the International segment. The twelve months ended December 31, 2016 was also revised to reflect the impact of the aforementioned accounting adjustment. See Note 1, “Basis of Presentation” in our September 30, 2017 Form 10-Q for additional information on these revisions.

(2)

Certain components of the guidance given in the table above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis.  Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without "unreasonable efforts."  The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items and other items that are not indicative of the Company's ongoing operations.  Such items include, but are not limited to, restructuring charges, impairment charges, spinoff-related transaction expenses, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals, losses on debt extinguishment, OPEB curtailment and other similar gains or losses not reflective of the Company's ongoing operations.  The Company does not believe that excluding such items is likely to be significant to an assessment of the Company's ongoing operations, given that such excluded items are not believed to be indicators of business performance.

(3)	2016 capital expenditures and cash flow from operations have not been restated and include activities of LSC and Donnelley Financial for the nine-month period prior to the spinoffs on October 1, 2016.

Conference Call

RRD will host a conference call and simultaneous webcast to discuss its third quarter results Wednesday, November 1, 2017 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The live webcast will be accessible on RRD's web site: www.rrdonnelley.com. Individuals wishing to participate must register in advance at this link. After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. A webcast replay will be archived on the Company's web site until November 1, 2018. In addition, a telephonic replay of the call will be available until December 1, 2017 at 630.652.3042, passcode 8297193#.

Upcoming Conferences

As previously announced, RRD will be participating in the 2017 Wells Fargo Media & Telecom Conference on Wednesday, November 8, 2017 in New York City, NY and the Bank of America Merrill Lynch 2017 Leveraged Finance Conference on Wednesday and Thursday, November 29 & 30, 2017 in Boca Raton, FL. Copies of the presentations will be posted on RR Donnelley’s web site prior to the conferences.

About RRD

RRD is a leading global provider of multichannel solutions for marketing and business communications. With more than 50,000 customers and 43,000 employees across 34 countries, RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to effectively create, manage and execute their multichannel communications strategies.

For more information, visit the Company's web site at www.rrdonnelley.com.

Use of non-GAAP Information

This news release contains non-GAAP financial measures, including non-GAAP SG&A, non-GAAP income from operations, non-GAAP Adjusted EBITDA, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted EPS and non-GAAP organic net sales. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about its operating results and enhance the overall ability to assess the Company’s financial performance.  These measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. RRD uses these non-GAAP measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Additional information relating to the adjustments for the non-GAAP SG&A, non-GAAP income from operations, non-GAAP Adjusted EBITDA, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted EPS and non-GAAP organic net sales for RRD is set forth in the attached schedules.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company and its expectations relating to future financial condition and performance. These statements include all those under the column labeled “2017 Full Year Guidance” in the table included under the “Current Guidance” section. Statements that are not historical facts, including statements about RR Donnelley management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RR Donnelley believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RR Donnelley’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RR Donnelley’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in RR Donnelley’s periodic public filings with the SEC, including but not limited to those discussed under the “Risk Factors” section in RR Donnelley’s Form 10-K for the fiscal year ended December 31, 2016, and other filings with the SEC and in other investor communications of RR Donnelley from time to time. RR Donnelley does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

Brian Feeney, Senior Vice President, Investor Relations

Telephone: 630-322-6908

E-mail: brian.feeney@rrd.com

Source: RR Donnelley

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Operations
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Total net sales (1)	$1,734.9	$1,725.6	$5,013.8	$4,974.1

Total cost of sales (1) (2)	1,410.5	1,361.4	4,058.5	3,961.0

Total gross profit (2)	324.4	364.2	955.3	1,013.1
Selling, general and administrative expenses (SG&A) (2)	207.7	218.1	643.6	681.0
Restructuring, impairment and other charges - net	33.8	10.8	46.7	24.3
Depreciation and amortization	47.0	51.0	143.1	153.5
Other operating expense (income)	—	0.3	—	(12.0)
Income from operations	35.9	84.0	121.9	166.3
Interest expense - net	43.5	48.8	137.3	150.6
Investment and other income - net	(2.8)	(1.0)	(47.2)	(0.4)
Loss on debt extinguishments	6.5	—	20.1	—
Net earnings (loss) before income taxes	(11.3)	36.2	11.7	16.1
Income tax (benefit) expense	(3.5)	13.9	(7.4)	12.9
Net earnings (loss) from continuing operations	(7.8)	22.3	19.1	3.2
Net earnings from discontinued operations, net of income taxes (3)	—	(29.1)	—	15.8
Net earnings (loss)	(7.8)	(6.8)	19.1	19.0
Less: Income attributable to noncontrolling interests	0.2	0.3	0.7	0.8
Net earnings (loss) attributable to RRD common stockholders	$(8.0)	$(7.1)	$18.4	$18.2

Basic net earnings (loss) per share attributable to RRD common stockholders:
Continuing operations	$(0.11)	$0.31	$0.26	$0.03
Discontinued operations	—	(0.41)	—	0.23
Net earnings (loss) attributable to RRD stockholders	(0.11)	(0.10)	0.26	0.26

Diluted net earnings (loss) per share attributable to RRD common stockholders:
Continuing operations	$(0.11)	$0.31	$0.26	$0.03
Discontinued operations	—	(0.41)	—	0.23
Net earnings (loss) attributable to RRD common stockholders	(0.11)	(0.10)	0.26	0.26

Weighted average common shares outstanding:
Basic	70.2	70.0	70.1	70.0
Diluted	70.2	70.5	70.3	70.5

Additional information:
Gross margin (2)	18.7%	21.1%	19.1%	20.4%
SG&A as a % of total net sales (2)	12.0%	12.6%	12.8%	13.7%
Operating margin	2.1%	4.9%	2.4%	3.3%
Effective tax rate	31.0%	38.4%	(63.2%)	80.1%

(1) Previously reported total net sales and total cost of sales for the three and nine months ended September 30, 2016 have been revised throughout this release to reflect the accounting correction for certain contracts with an inventory buy-back option within the Asia reporting unit, which is in the International segment. There was no impact to net earnings (loss) or net earnings (loss) per share. See Note 1, “Basis of Presentation” in our September 30, 2017 Form 10-Q for additional information on these revisions.

(2) Exclusive of depreciation and amortization
(3) Operating results from Donnelley Financial and LSC are classified as discontinued operations for all periods presented.

R. R. Donnelley & Sons Company
Condensed Consolidated Balance Sheets
As of September 30, 2017 and December 31, 2016
(UNAUDITED)
(in millions, except per share data)

	9/30/2017	12/31/2016(1)
Assets

Cash and cash equivalents	$225.8	$317.5
Receivables, less allowances for doubtful accounts	1,382.9	1,331.3
Inventories	457.1	386.8
Prepaid expenses and other current assets	152.8	136.7
Investments in LSC & Donnelley Financial	—	328.7
Total Current Assets	2,218.6	2,501.0
Property, plant and equipment - net	624.6	650.3
Goodwill	587.6	602.0
Other intangible assets - net	150.5	171.9
Deferred income taxes	123.2	108.9
Other noncurrent assets	252.2	234.7
Total Assets	$3,956.7	$4,268.8

Liabilities

Accounts payable	996.5	985.3
Accrued liabilities	463.9	541.7
Short-term and current portion of long-term debt	17.9	8.2
Total Current Liabilities	1,478.3	1,535.2
Long-term debt	2,232.2	2,379.2
Pension liabilities	103.2	119.4
Other postretirement benefits plan liabilities	130.2	134.1
Other noncurrent liabilities	175.8	193.1
Total Liabilities	$4,119.7	$4,361.0

Equity

Common stock, $0.01 par value	0.9	0.9
Authorized: 165.0 shares;
Issued: 89.0 shares in 2017 and 2016

Additional paid-in capital	3,450.7	3,468.5
Accumulated deficit	(2,160.6)	(2,155.4)
Accumulated other comprehensive loss	(126.5)	(55.7)
Treasury stock, at cost, 19.0 shares in 2017 (2016 - 19.1 shares)	(1,341.4)	(1,364.0)
Total RRD stockholders' equity	(176.9)	(105.7)
Noncontrolling interests	13.9	13.5
Total Equity	$(163.0)	$(92.2)
Total Liabilities and Equity	$3,956.7	$4,268.8

(1) Previously reported receivables, inventories and accounts payable the period ended December 31, 2016 have been revised throughout this release to reflect the accounting correction for certain contracts with an inventory buy-back option within the Asia reporting unit, which is in the International segment. See Note 1, “Basis of Presentation” in our September 30, 2017 Form 10-Q for additional information on these revisions.

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2017 and 2016
(UNAUDITED)
(in millions)

	2017	2016

Net earnings	$19.1	$19.0
Adjustment to reconcile net earnings to net cash used in operating activities	142.2	418.8
Changes in operating assets and liabilities	(161.5)	(411.4)
Pension and other postretirement benefits plan contributions	(12.4)	(18.6)
Net cash (used in) provided by operating activities	$(12.6)	$7.8

Capital expenditures	(77.2)	(147.9)
All other cash provided by investing activities	125.2	(20.0)
Net cash provided by (used in) investing activities	$48.0	$(167.9)

Net cash (used in) provided by financing activities	$(139.1)	$187.4

Effect of exchange rate on cash and cash equivalents	12.0	(5.1)

Net change in cash and cash equivalents	$(91.7)	$22.2

Cash and cash equivalents at beginning of period	317.5	389.6

Cash and cash equivalents at end of period	$225.8	$411.8

R.R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Three Months Ended September 30, 2017 and 2016
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended September 30, 2017					For the Three Months Ended September 30, 2016
	Income from operations	Investment and other income - net	Income tax (benefit) expense	Continuing Operations - Net earnings (loss) attributable to common stockholders	Net earnings (loss) attributable to common stockholders per diluted share	Cost of sales	Gross profit	SG&A	Income from operations	Income tax (benefit) expense	Continuing Operations - Net earnings (loss) attributable to common stockholders	Net earnings (loss) attributable to common stockholders per diluted share
GAAP basis measures	$35.9	$(2.8)	$(3.5)	$(8.0)	$(0.11)	$1,361.4	$364.2	$218.1	$84.0	$13.9	$22.0	$0.31

Non-GAAP adjustments:
Restructuring charges - net (2)	11.8	—	2.5	9.3	0.13	—	—	—	10.3	8.3	2.0	0.03
Impairment charges - net (2)	21.5	—	4.5	17.0	0.24	—	—	—	(0.1)	(0.1)	—	—
Other charges (2)	0.5	—	0.3	0.2	—	—	—	—	0.6	0.4	0.2	—
Acquisition-related expenses (3)	—	—	—	—	—	—	—	(0.7)	0.7	0.3	0.4	0.01
Net gain on investments (4)	—	1.6	0.1	(1.7)	(0.02)	—	—	—	—	—	—	—
Pension settlement charges (5)	—	—	—	—	—	—	—	(0.3)	0.3	—	0.3	—
Loss on debt extinguishments (6)	—	—	2.2	4.3	0.06	—	—	—	—	—	—	—
OPEB curtailment gains (7)	—	—	—	—	—	16.4	(16.4)	3.3	(19.7)	(7.5)	(12.2)	(0.17)
Net loss on disposal of businesses (8)	—	—	—	—	—	—	—	—	0.3	0.2	0.1	—
Total Non-GAAP adjustments	33.8	1.6	9.6	29.1	0.41	16.4	(16.4)	2.3	(7.6)	1.6	(9.2)	(0.13)
Non-GAAP measures	$69.7	$(1.2)	$6.1	$21.1	$0.30	$1,377.8	$347.8	$220.4	$76.4	$15.5	$12.8	$0.18

		2017	2016
GAAP diluted weighted average common shares outstanding		70.2	70.5
Dilutive impact of change in earnings (9)		0.1	—
Non-GAAP diluted weighted average common shares outstanding		70.3	70.5

Additional non-GAAP information:		2017	2016
Gross margin (1)		18.7%	20.2%
SG&A as a % of total net sales (1)		12.0%	12.8%
Operating margin		4.0%	4.4%
Effective tax rate		22.3%	54.2%
1)	Exclusive of depreciation and amortization.
2)

Restructuring, impairment and other charges - net: charges incurred in the third quarter of 2017 included pre-tax charges of $21.3 million for the impairment of goodwill in the digital and creative solutions reporting unit within the Strategic Services segment; $10.7 million for employee termination costs; $1.1 million of lease termination and other restructuring costs; $0.5 million for multi-employer pension plan withdrawal obligations unrelated to facility closures; and $0.2 million impairment charges of other long-lived assets related to facility closures. Charges incurred in the third quarter of 2016 included pre-tax charges of $9.7 million for employee termination costs; $0.1 million for a net gain on the sale of previously impaired other long-lived assets; $0.6 million of lease termination and other restructuring costs; and $0.6 million of other charges for multi-employer pension plan withdrawal obligations unrelated to facility closures.

3)	Acquisition-related expenses: included charges related to legal, accounting and other expenses for the three months ended September 30, 2016 associated with contemplated or completed acquisitions.
4)

Net gain on investments: included pre-tax non-cash net realized gain of $1.6 million ($1.7 million after-tax) for the three months ended September 30, 2017, resulting from the debt-for-equity exchange of the remaining portion of the Company’s retained shares of Donnelley Financial for certain outstanding senior notes.

5)	Pension settlement charges: included non-cash pension settlement charges during the three months ended September 30, 2016.
6)

Loss on debt extinguishments: related to unamortized debt issuance costs, the premiums paid and other expenses due to the amendment and restatement of the credit agreement and the debt-for-equity exchange of senior notes during the three months ended September 30, 2017.

7)	Other postretirement benefit plan obligation (OPEB) curtailment gains: included a pretax gain as a result of curtailments of the Company’s OPEB plans during the three months ended September 30, 2016.
8)	Net loss on dispositions of businesses: included a pre-tax loss on the sale of entities for the three months ended September 30, 2016.
9)

Dilutive impact of change in earnings: in periods when the Company is in a net loss from continuing operations, share-based awards are excluded from the calculation of earnings per share as their inclusion would have an anti-dilutive effect. In the third quarter of 2017, the Company had a net loss on a GAAP basis and thus did not include the dilutive impact of share-based awards in the calculation of earnings per share but had net earnings on a Non-GAAP basis and therefore included the impact of the dilutive share-based awards in the calculation of earnings per share.

R.R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Nine Months Ended September 30, 2017 and 2016
(UNAUDITED)
(in millions, except per share data)

	For the Nine Months Ended September 30, 2017						For the Nine Months Ended September 30, 2016
	SG&A	Income from operations	Investment and other income - net	Income tax (benefit) expense	Continuing Operations - Net earnings attributable to common stockholders	Net earnings attributable to common stockholders per diluted share	Cost of sales	Gross profit	SG&A	Income from operations	Investment and other income - net	Income tax (benefit) expense	Continuing Operations - Net earnings attributable to common stockholders	Net earnings attributable to common stockholders per diluted share
GAAP basis measures	$643.6	$121.9	$(47.2)	$(7.4)	$18.4	$0.26	$3,961.0	$1,013.1	$681.0	$166.3	$(0.4)	$12.9	$2.4	$0.03

Non-GAAP adjustments:
Restructuring charges - net (2)	—	23.3	—	3.0	20.3	0.29	—	—	—	23.6	—	5.0	18.6	0.26
Impairment charges - net (2)	—	21.7	—	4.5	17.2	0.24	—	—	—	(1.0)	—	(1.5)	0.5	0.01
Other charges (2)	—	1.7	—	0.3	1.4	0.02	—	—	—	1.7	—	0.3	1.4	0.02
Spinoff-related transaction expenses (3)	(3.3)	3.3	—	1.2	2.1	0.03	—	—	—	—	—	—	—	—
Acquisition-related expenses (4)	—	—	—	—	—	—	—	—	(2.7)	2.7	—	0.9	1.8	0.03
Pension settlement charges (5)	—	—	—	—	—	—	—	—	(20.7)	20.7	—	8.4	12.3	0.17
OPEB curtailment gains (6)	—	—	—	—	—	—	16.4	(16.4)	3.3	(19.7)	—	(7.5)	(12.2)	(0.17)
Loss on debt extinguishments (7)	—	—	—	7.3	12.8	0.18	—	—	—	—	—	—	—	—
Net gain on investments (8)	—	—	43.7	1.5	(45.2)	(0.64)	—	—	—	—	0.1	—	(0.1)	—
Gain on disposal of businesses (9)	—	—	—	—	—	—	—	—	—	(12.0)	—	0.2	(12.2)	(0.17)
Total Non-GAAP adjustments	(3.3)	50.0	43.7	17.8	8.6	0.12	16.4	(16.4)	(20.1)	16.0	0.1	5.8	10.1	0.15
Non-GAAP measures	$640.3	$171.9	$(3.5)	$10.4	$27.0	$0.38	$3,977.4	$996.7	$660.9	$182.3	$(0.3)	$18.7	$12.5	$0.18

Additional non-GAAP information:			2017	2016
Gross margin (1)			19.1%	20.0%
SG&A as a % of total net sales (1)			12.8%	13.3%
Operating margin			3.4%	3.7%
Effective tax rate			27.3%	58.4%
1)	Exclusive of depreciation and amortization.
2)

Restructuring, impairment and other charges - net: charges incurred in the nine months ended September 30, 2017 included pre-tax charges of $21.3 million for the impairment of goodwill in the digital and creative solutions reporting unit within the Strategic Services segment; $19.5 million for employee termination costs; $3.8 million of lease termination and other restructuring costs; $1.7 million for multi-employer pension plan withdrawal obligations unrelated to facility closures; and $0.4 million of net impairment charges of long-lived assets. Charges incurred in the nine months ended September 30, 2016 included pre-tax charges of $20.7 million for employee termination costs; $1.0 million for a net gain on the sale of previously impaired other long-lived assets, partially offset by impairment charges related to buildings and machinery and equipment associated with facility closures; $2.9 million of lease termination and other restructuring costs; and $1.7 million of other charges for multi-employer pension plan withdrawal obligations unrelated to facility closures.

3)	Spinoff-related transaction expenses: included charges related to consulting and other expenses for the nine months ended September 30, 2017 associated with the 2016 spinoff transactions.
4)	Acquisition-related expenses: included charges related to legal, accounting and other expenses for the nine months ended September 30, 2016 associated with contemplated or completed acquisitions.
5)	Pension settlement charges: included non-cash pension settlement charges during the nine months ended September 30, 2016.
6)	OPEB curtailment gains: included a pretax gain as a result of curtailments of the Company’s OPEB plans during the nine months ended September 30, 2016.
7)

Loss on debt extinguishments: related to the premiums paid in connection with the tenders, unamortized debt issuance costs and other expenses due to the repurchase of debentures and senior notes, the debt-for-equity exchange of senior notes and the amendment and restatement of the credit agreement during the nine months ended September 30, 2017.

8)

Net gain on investments: pre-tax non-cash net realized gain of $94.0 million ($96.1 million after-tax) resulting from the debt-for-equity exchange of the Company’s retained shares of Donnelley Financial for certain outstanding senior notes and a pre-tax gain of $1.3 million ($0.7 million after-tax) resulting from the sale of certain of the Company’s affordable housing investments, partially offset by a pre-tax loss of $51.6 million ($51.6 million after-tax) resulting from the sale of the Company’s retained shares in LSC during the nine months ended September 30, 2017. The nine months ended September 30, 2016 included pre-tax gain of $0.1 million ($0.1 million after-tax) resulting from the sale of certain of the Company’s affordable housing investments.

9)	Gain on disposal of businesses: included a pre-tax gain on the sale of entities in the International segment during the nine months ended September 30, 2016.

R. R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Three Months Ended September 30, 2017 and 2016
(UNAUDITED)
(in millions)

	Variable Print	Strategic Services	International	Corporate	Consolidated
For the Three Months Ended September 30, 2017
Net sales	$767.5	$443.7	$523.7	$—	$1,734.9
Income (loss) from operations	39.3	(14.8)	20.6	(9.2)	35.9
Operating margin %	5.1%	(3.3%)	3.9%	nm	2.1%

Non-GAAP Adjustments
Restructuring charges - net	3.6	0.7	2.2	5.3	11.8
Impairment charges - net	0.2	21.3	—	—	21.5
Other charges	0.4	0.1	—	—	0.5
Total Non-GAAP adjustments	4.2	22.1	2.2	5.3	33.8

Non-GAAP income (loss) from operations	$43.5	$7.3	$22.8	$(3.9)	$69.7
Non-GAAP operating margin %	5.7%	1.6%	4.4%	nm	4.0%

Depreciation and amortization	28.5	3.8	13.7	1.0	47.0
Non-GAAP Adjusted EBITDA	$72.0	$11.1	$36.5	$(2.9)	$116.7
Non-GAAP Adjusted EBITDA margin %	9.4%	2.5%	7.0%	nm	6.7%

For the Three Months Ended September 30, 2016
Net sales	$790.3	$445.0	$490.3	$—	$1,725.6
Income (loss) from operations	50.1	13.3	36.0	(15.4)	84.0
Operating margin %	6.3%	3.0%	7.3%	nm	4.9%

Non-GAAP Adjustments
Restructuring charges - net	1.4	1.2	1.1	6.6	10.3
Impairment charges - net	—	—	—	(0.1)	(0.1)
Other charges	0.5	0.1	—	—	0.6
Acquisition-related expenses	—	—	—	0.7	0.7
OPEB curtailment gains	—	—	(0.1)	(19.6)	(19.7)
Pension settlement	—	—	—	0.3	0.3
Net loss on dispositions of businesses	—	—	(0.3)	0.6	0.3
Total Non-GAAP adjustments	1.9	1.3	0.7	(11.5)	(7.6)

Non-GAAP income (loss) from operations	$52.0	$14.6	$36.7	$(26.9)	$76.4
Non-GAAP operating margin %	6.6%	3.3%	7.5%	nm	4.4%

Depreciation and amortization	30.5	4.3	14.8	1.4	51.0
Non-GAAP Adjusted EBITDA	$82.5	$18.9	$51.5	$(25.5)	$127.4
Non-GAAP Adjusted EBITDA margin %	10.4%	4.2%	10.5%	nm	7.4%

R. R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Nine Months Ended September 30, 2017 and 2016
(UNAUDITED)
(in millions)

	Variable Print	Strategic Services	International	Corporate	Consolidated
For the Nine Months Ended September 30, 2017
Net sales	$2,279.6	$1,274.3	$1,459.9	$—	$5,013.8
Income (loss) from operations	114.2	(7.0)	53.8	(39.1)	121.9
Operating margin %	5.0%	(0.5%)	3.7%	nm	2.4%

Non-GAAP Adjustments
Restructuring charges - net	4.9	2.1	8.6	7.7	23.3
Impairment charges - net	(0.1)	21.8	—	—	21.7
Other charges	1.4	0.3	—	—	1.7
Spinoff-related transaction expenses	—	—	—	3.3	3.3
Total Non-GAAP adjustments	6.2	24.2	8.6	11.0	50.0

Non-GAAP income (loss) from operations	$120.4	$17.2	$62.4	$(28.1)	$171.9
Non-GAAP operating margin %	5.3%	1.3%	4.3%	nm	3.4%

Depreciation and amortization	86.2	12.6	41.1	3.2	143.1
Non-GAAP Adjusted EBITDA	$206.6	$29.8	$103.5	$(24.9)	$315.0
Non-GAAP Adjusted EBITDA margin %	9.1%	2.3%	7.1%	nm	6.3%

For the Nine Months Ended September 30, 2016
Net sales	$2,311.8	$1,229.6	$1,432.7	$—	$4,974.1
Income (loss) from operations	144.0	25.3	101.8	(104.8)	166.3
Operating margin %	6.2%	2.1%	7.1%	nm	3.3%

Non-GAAP Adjustments
Restructuring charges - net	3.0	1.7	8.7	10.2	23.6
Impairment charges - net	0.3	—	(2.5)	1.2	(1.0)
Other charges	1.4	0.3	—	—	1.7
Acquisition related expenses	—	—	—	2.7	2.7
OPEB curtailment gains	—	—	(0.1)	(19.6)	(19.7)
Pension settlement charges	—	—	—	20.7	20.7
Gain on disposal of businesses	—	—	(12.6)	0.6	(12.0)
Total Non-GAAP adjustments	4.7	2.0	(6.5)	15.8	16.0

Non-GAAP income (loss) from operations	$148.7	$27.3	$95.3	$(89.0)	$182.3
Non-GAAP operating margin %	6.4%	2.2%	6.7%	nm	3.7%

Depreciation and amortization	90.5	14.0	46.7	2.3	153.5
Non-GAAP Adjusted EBITDA	$239.2	$41.3	$142.0	$(86.7)	$335.8
Non-GAAP Adjusted EBITDA margin %	10.3%	3.4%	9.9%	nm	6.8%

R.R. Donnelley & Sons Company
Reconciliation of Reported to Organic Net Sales
For the Three Months Ended September 30, 2017
(UNAUDITED)
(in millions)

	International	Variable Print	Strategic Services	Consolidated
Reported net sales change	6.8%	(2.9%)	(0.3%)	0.5%
Less:
Impact of acquisitions (1)	---%	0.5%	0.6%	0.3%
Year-over-year impact of changes in foreign currency (FX) rates	1.0%	---%	---%	0.3%
Year-over-year impact of dispositions (2)	(0.2%)	---%	---%	(0.1%)
Year-over-year impact of new sales under the Commercial Agreements (3)	0.3%	---%	1.1%	0.4%
Net organic sales change (4)	5.7%	(3.4%)	(2.0%)	(0.4%)
(1)

The reported results of the Company include the results of acquired businesses from the acquisition date forward.  To calculate the impact of the acquisition of Precision Dialogue in August of 2016, the Company has calculated pro forma net sales as if the acquisition took place on January 1, 2016 for the purposes of this schedule. This resulted in the addition of $6.3 million of pro forma net sales in 2016.

(2)	Adjusted for net sales of disposed businesses: entities within the International segment in the first and third quarters of 2016.
(3)	Adjusted for new sales as a result of the Commercial Agreements entered into in conjunction with the spinoff transactions.
(4)	Adjusted for net sales of acquired and disposed businesses, new sales under the Commercial agreements and the impact of changes in FX rates.

R.R. Donnelley & Sons Company
Reconciliation of Reported to Organic Net Sales
For the Nine Months Ended September 30, 2017
(UNAUDITED)
(in millions)

	International	Variable Print	Strategic Services	Consolidated
Reported net sales change	1.9%	(1.4%)	3.6%	0.8%
Less:
Impact of acquisitions (1)	---%	0.8%	1.4%	0.7%
Year-over-year impact of changes in foreign currency (FX) rates	(1.1%)	---%	---%	(0.3%)
Year-over-year impact of dispositions (2)	(0.4%)	---%	---%	(0.1%)
Year-over-year impact of new sales under the Commercial Agreements (3)	0.5%	---%	5.1%	1.4%
Net organic sales change (4)	2.9%	(2.2%)	(2.9%)	(0.9%)
(1)

The reported results of the Company include the results of acquired businesses from the acquisition date forward.  To calculate the impact of the acquisition of Precision Dialogue in August of 2016, the Company has calculated pro forma net sales as if the acquisition took place on January 1, 2016 for the purposes of this schedule. This resulted in the addition of $36.8 million of pro forma net sales in 2016.

(2)	Adjusted for net sales of disposed businesses: entities within the International segment in the first and third quarters of 2016.
(3)	Adjusted for new sales as a result of the Commercial Agreements entered into in conjunction with the spinoff transactions.
(4)	Adjusted for net sales of acquired and disposed businesses, new sales under the Commercial agreements and the impact of changes in FX rates.

R.R. Donnelley & Sons Company
Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA
For the Three Ended September 30, 2017 and 2016
(UNAUDITED)
(in millions)

	For the Three Months Ended September 30,
	2017	2016

GAAP net loss attributable to RRD common stockholders	$(8.0)	$(7.1)

Adjustments
Less: loss from discontinued operations, net of tax	—	29.1
Income attributable to noncontrolling interests	0.2	0.3
Income tax (benefit) expense	(3.5)	13.9
Interest expense - net	43.5	48.8
Investment and other income - net	(2.8)	(1.0)
Depreciation and amortization	47.0	51.0
Restructuring, impairment and other charges - net	33.8	10.8
Net loss on debt extinguishments	6.5	—
Acquisition-related expenses	—	0.7
Net loss on dispositions of businesses	—	0.3
Pension settlement charges	—	0.3
OPEB curtailment gains	—	(19.7)
Total Non-GAAP adjustments	124.7	134.5

Non-GAAP adjusted EBITDA from continuing operations	$116.7	$127.4

Net sales	$1,734.9	$1,725.6
Non-GAAP adjusted EBITDA margin %	6.7%	7.4%